SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

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                          UNITED INDUSTRIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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                                                                    News Release


UNITED INDUSTRIAL CORPORATION
570 LEXINGTON AVENUE, NEW YORK, NY 10022


Contact: Susan Fein Zawel
         Vice President Corporate Communications
         (212) 752-8787


                     UNITED INDUSTRIAL ELECTS PAUL J. HOEPER
                              TO BOARD OF DIRECTORS


NEW YORK, NY, August 21, 2002 - United Industrial Corporation (NYSE: UIC) today announced that Paul J. (Page) Hoeper has been elected to its Board of Directors, effective immediately. Mr. Hoeper replaces E. Donald Shapiro, who has retired from the Board.

As the former Assistant Secretary of the Army (Acquisition, Logistics and Technology), Mr. Hoeper served as the senior advisor to the Secretary of the Army on acquisition, procurement and technology issues and oversaw $17.3 billion in research, development, test, evaluation and acquisition programs. Mr. Hoeper has been associated with the Department of Defense and defense industry in various capacities since the mid-1970s and has received numerous honors while serving at the Pentagon. In addition, he has consulted to private companies in the high technology and aerospace industries on a range of strategic and other issues. Mr. Hoeper has served on the Board of United Industrial's defense systems subsidiary, AAI Corporation, since July 2001.

Harold S. Gelb, Chairman of the Board of Directors, commented, "Page Hoeper brings tremendous experience in the defense industry and is an outstanding addition to our Board of Directors. His background encompasses work in both the private and government sectors, and he is well versed in the issues and opportunities facing defense contractors today.

"We would also like to thank Don Shapiro for his many years of service. We appreciate his valuable contributions and insights and wish him all the best," Mr. Gelb added.

Mr. Hoeper commented, "I look forward to putting my expertise to work on the United Industrial Board. Over the past year, I've become well acquainted with the Company's core defense systems business and believe that it has exciting opportunities ahead of it, particularly given United Industrial's heightened focus on its core defense and aerospace operations and its divestiture of non-core businesses."

Mr. Hoeper and the Company's President and Chief Executive Officer, Richard R. Erkeneff, will stand for re-election at the Company's October 4, 2002 annual meeting.

United Industrial Corporation is a company focused on the design and production of defense, training and energy systems. Its products include unmanned aerial vehicles, training and simulation systems, and automated aircraft test and maintenance equipment. The Company also offers logistical/engineering services for government -owned equipment and manufactures combustion equipment for biomass and refuse fuels.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements.
The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, reference is made to the Company's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.


     For more information, please visit United Industrial's web site at www.
                              unitedindustrial.com


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IMPORTANT INFORMATION - Filing of Preliminary Proxy Statement

United Industrial Corporation has filed a preliminary proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies from the shareholders of United Industrial Corporation with respect to the United Industrial Corporation's 2002 annual meeting of shareholders. United Industrial Corporation advises security holders to read its definitive proxy statement when it becomes available, because it will contain important information. United Industrial Corporation's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of United Industrial Corporation's definitive proxy statement, when it becomes available, by writing to United Industrial Corporation, Attention: Secretary, 570 Lexington Avenue, New York, New York 10022. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of United Industrial Corporation's shareholders is available in the soliciting materials on Schedule 14A filed by United Industrial Corporation with the SEC.


















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